UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of report (Date of earliest event reported) August 14, 2007

THE FIRST AMERICAN CORPORATION

(Exact Name of the Registrant as Specified in Charter)

California	001-13585	95-1068610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 First American Way, Santa Ana, California	92707-5913
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 250-3000

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On August 14, 2007, Parker S. Kennedy, chairman and chief executive officer of The First American Corporation (the “Company”), adopted a pre-arranged, non-discretionary trading plan governing the exercise of all options to purchase the Company’s common shares previously granted to him. The trading plan was adopted in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. The plan provides that each option held by Mr. Kennedy that is in-the-money after commissions will be exercised on a cashless basis between and including the fifteenth and the first trading day preceding expiration. The first exercise under the plan will occur in connection with options expiring on April 23, 2008. The plan is subject to certain specified limitations, including early termination or suspension upon the occurrence of certain events.

Mr. Kennedy is entering into the plan to mitigate the risk that his options will expire because the securities laws or the Company’s trading policy precludes him from exercising them.

The information in this current report is being “furnished” in accordance with General Instruction B.2 of Form 8-K. As such, this information is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act and is not incorporated by reference into any filings with the SEC unless it shall be explicitly so incorporated in such filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST AMERICAN CORPORATION

Date: September 7, 2007	By:	/s/ Kenneth D. DeGiorgio
Name: Kenneth D. DeGiorgio
Title: Senior Vice President and General Counsel